AGREEMENT

      AGREEMENT (the "Agreement"), dated as of March 19, 2005 between MediaBay, Inc., a Florida corporation (the "Company"), Norton Herrick ("Herrick") and Huntingdon Corporation, a Delaware corporation ("Huntingdon").

                                   BACKGROUND

      A. The Company has issued to Herrick (i) the convertible promissory notes set forth on Exhibit A hereto (the "Herrick Notes"), (ii) the Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Stock") and (iii) the Series C Convertible Preferred Stock, no par value per share (the "Series C Preferred Stock), set forth on Exhibit B hereto.

      B. The Company has issued to Huntingdon (i) the convertible promissory notes set forth on Exhibit A hereto (the "Huntingdon Notes") and (ii) the Series C Convertible Preferred Stock, set forth on Exhibit B hereto.

      C. The Company requires financing (the "Financing") to meet certain debt payment obligations and its working capital requirements and is raising approximately $35,900,000 in connection with the sale of Series D Convertible Preferred Stock, no par value per share (the "Series D Preferred Stock"), pursuant to the terms of that certain Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement"), by and among the Company and the entities whose names appear on the signature page thereto (the "Investors"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

      D. On the date hereof, a majority of the Company's shareholders has approved by written consent (the "Written Consent") the following actions in connection with the Financing (i) the issuance of the common stock, no par value per share, of the Company ("Common Stock") in excess of the Cap Amount in connection with the transactions contemplated in the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement), (ii) an amendment to the Articles of Incorporation of the Company, providing for an increase in the authorized number of shares of Common Stock of the Company from 150,000,000 shares to 300,000,000 shares, and (iii) a change of control (as defined in accordance with Nasdaq Marketplace Rule 4350(i)(I)(B)) (together, the "Shareholder Actions"). While such shareholder actions have been approved, the Company may not effect them until it satisfies certain information requirements (the "Information Requirements") to the shareholders not party to the written consent pursuant to Section 607.0704 of the Florida Business Corporation Act and Regulation 14C of the Securities Exchange Act of 1934, as amended ("Regulation 14C").

      E. As a condition to the Closing of the Financing, (i) Herrick is required to convert the Herrick Notes (as set forth on Exhibit A hereto) and a portion of his Series A Preferred Stock (as set forth on Exhibit B hereto) into Common Stock, and (ii) the Company is required to redeem the balance of Herrick's Series A Preferred Stock (as set forth on Exhibit B hereto) and all of Herrick's Series C Preferred Stock, pursuant to the terms set forth herein.

      F. As a further condition to the Closing of the Financing transaction, (i) Huntingdon is required to convert the Huntingdon Notes into Common Stock, (ii) the Company is required to redeem all of Huntingdon's Series C Preferred Stock, and (iii) the Company is required to pay all accrued but unpaid interest on notes issued to Huntingdon which were previously canceled.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Herrick is hereby (i) converting the principal amount of the Herrick Notes outstanding into the Company's Common Stock, pursuant to the terms of such notes and for the number of shares of Common Stock set forth on Exhibit A, and
(ii) converting that portion of his shares of Series A Preferred Stock with an aggregate stated capital of $1,068,400 (the "Converted Series A Preferred") for that number of shares of Common Stock set forth on Exhibit B, pursuant to the terms set forth in designations of the Series A Preferred Stock in the Company's Articles of Incorporation. All accrued but unpaid dividends on the Converted Series A Preferred, and interest on the Herrick Notes as of the date hereof (as set forth on Exhibit A and Exhibit B, respectively) shall be paid immediately upon conversion. The shares of Common Stock issuable upon conversion of the Herrick Notes, the Huntingdon Notes and the Converted Series A Preferred are hereinafter collectively referred to herein as the "Conversion Shares".

      2. Huntingdon is hereby converting the principal amount of the Huntingdon Notes outstanding into the Company's Common Stock, pursuant to the terms of such notes and for the number of shares of Common Stock set forth on Exhibit A. All accrued but unpaid interest on the Huntingdon Notes as of the date hereof (as set forth on Exhibit A) shall be paid immediately upon conversion. Upon consummation of the Financing, the Company shall pay to Huntingdon $11,913 in satisfaction of all accrued but unpaid interest on notes issued to Huntingdon which were previously canceled.

      3. Immediately upon consummation of the Financing, (A) the Company shall place into escrow with Blank Rome LLP (the "Escrow Agent") (i) $1,431,600, which represents the stated capital of the Series A Preferred Stock not being converted by Herrick pursuant to Section 1 hereof (the "Remaining Series A Preferred Stock"), and (ii) $1,181,400, which represents the stated capital of the Series C Preferred Stock owned by Herrick, both as set forth on Exhibit B (collectively, the "Herrick Redemption Amount"), and (B) Herrick shall place into escrow with the Escrow Agent stock certificates (the "Herrick Stock Certificates") in his name representing the Remaining Series A Preferred Stock and the Series C Preferred Stock, which certificates shall have attached to them a stock power endorsed in blank for transfer owned by Herrick, to be held in escrow pursuant to Section 6 hereof and the terms of the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement").

      4. Immediately upon consummation of the Financing, (A) the Company shall place into escrow with the Escrow Agent $3,171,300, which represents the stated capital of the Series C Preferred Stock owned by Huntingdon, as set forth on Exhibit B (the "Huntingdon Redemption Amount"), and (B) Huntingdon shall place into escrow with the Escrow Agent stock certificates (the "Huntingdon Stock Certificates") in its name representing the Series C Preferred Stock owned by Huntingdon, which certificates shall have attached to them a stock power endorsed in blank for transfer, to be held in escrow pursuant to Section 6 hereof and the terms of the Escrow Agreement.

      5. All accrued but unpaid dividends on the Remaining Series A Preferred Stock and the Series C Preferred Stock as of the date hereof (as set forth on Exhibit B hereof), shall be paid in cash to Herrick and Huntingdon, as applicable, on the date hereof. Dividends on the Remaining Series A Preferred Stock and Series C Preferred Stock shall cease to accrue on the Closing Date and Huntingdon and Herrick, as applicable, accordingly hereby waive all rights to such dividends, provided that they shall be entitled to receive all interest earned on the Herrick Redemption Amount and Huntingdon Redemption Amount, as applicable, in accordance with the terms of the Escrow Agreement.

      6. On the earlier of (i) Stockholder Approval, which shall not be deemed to have been obtained until the Written Consent has become effective in accordance with Regulation 14C, and (ii) June 1, 2005 (the first to occur of (i) and (ii) being referred to herein as the "Redemption Date"), the Company shall redeem from Herrick and Huntingdon the Remaining Series A Preferred Stock and the Series C Preferred Stock for the Herrick Redemption Amount and the Huntingdon Redemption Amount, as applicable. On the Redemption Date, (A) the Herrick Redemption Amount (including interest thereon) and the Huntingdon Redemption Amount (including interest thereon), as applicable, shall be distributed by the Escrow Agent to Herrick and Huntingdon, and (B) the Herrick Stock Certificates and the Huntingdon Stock Certificates shall be delivered to the Company for cancellation.

      7. The Company shall register for resale (i) the Conversion Shares, so long as they are owned by Herrick or Huntingdon, pursuant to Registration Rights Agreement No. 1, by and among the Company, Herrick and Huntingdon, a form of which is attached hereto as Exhibit D, and (ii) all warrants ("Warrants") to purchase shares of Common Stock owned by Herrick or Huntingdon and any Conversion Shares or Warrants sold or otherwise transferred by Herrick or Huntingdon, as the case may be, pursuant to Registration Rights Agreement No. 2, by and among the Company, Herrick and Huntingdon, a form of which is attached hereto as Exhibit E.

      8. Pursuant to (i) that certain Agreement dated April 28, 2004 between the Company and Herrick, (ii) that certain Agreement dated April 28, 2004 between the Company and Huntingdon, and (iii) that certain Agreement dated April 28, 2004 between the Company and the N. Herrick Irrevocable ABC Trust (to the extent the rights thereunder were assigned to Herrick), each of Herrick and Huntingdon have the right (the "Warrant Amendment Rights") to require the Company to hold a shareholder meeting in order to amend the warrants issued pursuant to that certain Warrant Agreement dated May 25, 2005, by and among the Company, Herrick and Huntingdon, to provide for full ratchet anti-dilution protection under certain conditions. Herrick and Huntingdon hereby waive and agree to eliminate all Warrant Amendment Rights.

      9. Herrick (as holder of the Herrick Notes, Series A Preferred Stock and Series C Preferred Stock and under any other agreements between him and the Company) and Huntingdon (as holder of the Huntingdon Notes and Series C Preferred Stock and under any other agreements between it and the Company) hereby consent (as such consents are required under the terms of the Herrick Notes, Huntingdon Notes, Series A Preferred Stock, Series C Preferred Stock and other such agreements) to the Financing on the terms and conditions set forth in the Securities Purchase Agreement and the Transaction Documents, including but not limited to (a) the execution of the agreements relating to such transactions, (b) the authorization, creation and issuance of the Series D Preferred Stock and the rights and preferences of such preferred stock as set forth in the Articles of Amendment to the Articles of Incorporation with respect thereto, which Herrick and Huntingdon, as applicable, acknowledge and consent to being senior to the Series A Preferred Stock and the Series C Preferred Stock,
(c) the authorization and issuance of the Investor Warrants, Preferred Warrant, Additional Warrants, Satellite Consulting Warrant and Common Stock issuable upon exercise thereof, (d) the execution, delivery and performance of that certain Letter Agreement, dated the date hereof, by and among the Company, Forest Hill Select Offshore, Ltd., Forest Hill Select Fund, L.P. and Lone Oak Partners, L.P. and (e) any change in control (as defined in any Herrick Note, Huntingdon Note, the Articles of Incorporation or any agreement between the Company and Herrick or Huntingdon) which may occur as a result of the Financing.

      10. Each of Herrick and Huntingdon hereby represent, warrant and acknowledge to the Company, as to itself only, that:

            (a) Such party has, and will have on the Redemption Date (except with respect to the Series A Preferred Stock which is converted), good and marketable title to the Series A Preferred Stock (with respect to Herrick only) and Series C Preferred Stock owned by it, free and clear of all liens, security interests, pledges, encumbrances, claims and restrictions.

            (b) Such party has full power and authority to execute and deliver this Agreement, and to perform his or its obligations hereunder. This Agreement has been duly delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

      11. The Company hereby represents, warrants and acknowledges to Herrick and Huntingdon that:

            (a) The Company is a corporation duly organized under the laws of the State of Florida and has full power and authority to execute and deliver this Agreement and to perform its obligations thereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or (ii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting the Company.

      12. In addition to the representations and warranties made by the Company to Herrick and Huntingdon pursuant Section 10 hereof, Herrick and Huntington may rely on the representations and warranties made by the Company to the Investors pursuant to Section 3 of the Securities Purchase Agreement, as if such representations and warranties were made directly to Herrick and Huntingdon.

      13. Herrick and Huntingdon shall not, at any time following the date hereof, disparage in any material respect the Company, any affiliate of the Company, any of their respective businesses, any of their respective officers, directors or employees, or the reputation of any of the foregoing persons or entities. Notwithstanding the foregoing, nothing in this Agreement shall preclude Herrick or Huntingdon from making truthful statements that are required by applicable law, regulation or legal process.

      14. The Company, any affiliate of the Company, and any of their respective officers, directors or employees shall not, at any time following the date hereof, disparage in any material respect Herrick, any members of Herrick's family, Huntingdon, any officers, directors or employees or other affiliate of Huntingdon, any of their respective businesses, or the reputation of any of the foregoing persons or entities. Notwithstanding the foregoing, nothing in this Agreement shall preclude Company or any of its affiliates, or their respective businesses, officers, directors or employees, from making truthful statements that are required by applicable law, regulation or legal process.

      15. The Company, on behalf of itself, its Subsidiaries and their respective successors and assigns (collectively the "Company Releasors"), release and discharge Herrick, his heirs and assigns, and Huntingdon, its officers, directors and stockholders, and its successors and assigns (collectively the "Company Releasees") from all actions, causes of action, claims and demands whatsoever, in law or equity, which against the Company Releasees, the Company Releasors ever had, now have or hereafter can have, by reason of any matter known or should have been known to the Company or its officers or directors, and arising on or prior to the date hereof, except for the express obligations of Herrick and Huntingdon pursuant to this Agreement, the Registration Rights Agreement, HH Securities Purchase Agreement and that certain Voting Agreement and Proxy dated the date hereof by and between the Company, Herrick and Huntingdon; provided that the Company Releasors may bring a counterclaim or cross claim against a Company Releasee with respect to any claim or action made specifically against such Company Releasor specifically alleging wrongdoing by such Company Releasee.

      16. Herrick and Huntingdon hereby acknowledge and agree that, upon conversion of the Herrick Notes and Huntingdon Notes and payment of accrued interest thereon by the Company, all security interests held by Herrick or Huntingdon, as the case may be, in the collateral granted by the Company under the Herrick Notes and the Huntingdon Notes, as the case may be, and all other security interests securing payment of the obligations under such notes, shall be deemed irrevocably terminated and released. Herrick and Huntingdon shall promptly deliver such documents and agreements as the Company may reasonably request to evidence termination of the Herrick Notes and the Huntingdon Notes, as the case may be, including, without limitation, Uniform Commercial Code termination statements, assignment or release financing statements and any filings to be made in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

      17. The Company and The Herrick Company, Inc. are parties to a joint umbrella excess liability policy (the "Umbrella Policy"). The Company shall, and Herrick shall cause The Herrick Company, Inc. to, use commercially reasonable efforts to obtain independent umbrella policies as soon as reasonable practical following the date hereof, but in no event later than the date on which the Umbrella Policy expires.

      18. Each party shall be responsible for its own fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

      19. This Agreement is made under, and shall be construed and enforced in accordance with, the substantive laws of New York.

      20. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be effective and binding as original signatures.

                            -SIGNATURE PAGE FOLLOWS-

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                        MEDIABAY, INC.


                                        By: /s/ Jeffrey A. Dittus
                                            ------------------------------------
                                            Name: Jeffrey A. Dittus
                                            Title: Chief Executive Officer


                                        HUNTINGDON CORPORATION


                                        By: /s/ Norton Herrick
                                            ------------------------------------
                                            Name: Norton Herrick
                                            Title: President


                                            /s/ Norton Herrick
                                            ------------------------------------
                                            NORTON HERRICK

                                    EXHIBIT A

                                  Herrick Notes

                                                                                          Accrued Interest
                                    Principal                               Conversion    through March 17,    Shares Issuable
Holder                               Amount          Issue Date              Price            2005*          Upon Conversion

Norton Herrick                     $1,984,250      December 31, 1998         $0.56         $1,326,149           3,543,303

Norton Herrick                       $500,000      December 31, 2002         $0.56           $46,773              892,857

Huntingdon Corporation               $800,000      April 30, 2000            $0.56           $95,153            1,428,571

Huntingdon Corporation             $2,500,000      April 30, 2000            $0.56           $158,980           4,464,285


*Interest continues to accrue to in accordance with the terms of the respective notes.

                                    EXHIBIT B

                                 Preferred Stock

                                                              Accrued Dividends
                                              Conversion      through March 17,                           Shares Issuable
Holder                            Series         Price             2005(1)            Stated Capital      Upon Conversion
Norton Herrick                      A            $0.56            $78,794.50            $1,068,400           1,907,857
(to be converted)

Norton Herrick                      A            $0.56           $105,580.50            $1,431,600(2)            N/A
(to be redeemed)

Norton Herrick                      C            $0.78             $116,173             $1,181,400(2)            N/A
(to be redeemed)

Huntingdon Corporation              C            $0.78             $311,842             $3,171,300(2)            N/A
(to be redeemed)

      (1) Dividends continue to accrue in accordance with the terms of the Series A Preferred Stock and Series C Preferred Stock, as the case may be.

      (2) Amounts to be placed into escrow by the Company pursuant to Sections 3 and 4.

                                    EXHIBIT C

                                Escrow Agreement

                                ESCROW AGREEMENT

      ESCROW AGREEMENT dated as of March 19, 2005, by and among MediaBay, Inc., a Florida corporation (the "Company"), Norton Herrick ("Herrick"), Huntingdon Corporation, a Delaware corporation ("Huntingdon") and Blank Rome LLP, as escrow agent (the "Escrow Agent").

                                    RECITALS

      A. The Company, Herrick and Huntingdon are parties to that certain Agreement dated as of March 19, 2005 (the "Herrick/Huntingdon Agreement"), pursuant to which the Company has agreed to (A) redeem from Herrick (i) 14,316 shares Series A Preferred Stock, no par value, for a redemption price of $1,431,600 (the "Series A Escrow Funds"), and (ii) 11,814 shares Series C Preferred Stock, no par value, for a redemption price $1,181,400 (together with the Series A Escrow Funds, the "Herrick Escrow Funds"), and (B) redeem from Huntingdon 31,713 shares of Series C Preferred Stock, no par value, for a redemption price of $3,171,300 (the "Huntingdon Escrow Funds", and together with Herrick Escrow Funds, the "Escrow Funds"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Herrick/Huntingdon Agreement.

      B. Pursuant to the Herrick/Huntingdon Agreement, (i) the Company is required to place into escrow the Escrow Funds, (ii) Herrick is required to place into escrow the Herrick Stock Certificates, which certificates shall have attached to them a stock power endorsed in blank for transfer, and (iii) Huntingdon is required to place into escrow the Huntingdon Stock Certificates, which certificates shall have attached to them a stock power endorsed in blank for transfer, to be held in escrow by the Escrow Agent pursuant to Section 6 of the Herrick/Huntingdon Agreement and the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Appointment. The Company, Herrick and Huntingdon do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment subject to the terms and conditions set forth herein.

      2. Establishment of Escrow.

            (a) Simultaneously with the execution and delivery hereof, (i) the Company is depositing the Escrow Funds with the Escrow Agent, (ii) Herrick is depositing the Herrick Stock Certificates, which certificates have attached to them a stock power endorsed in blank for transfer, and (iii) Huntingdon is depositing the Huntingdon Stock Certificates, which certificates have attached to them a stock power endorsed in blank for transfer.

            (b) The Escrow Agent is authorized and instructed to invest the Escrow Funds in one or more interest-bearing accounts of the Escrow Agent's choice in one or more banks or financial institutions of having a net worth of at least $100,000,000 each, the terms of which accounts shall provide that withdrawals may be made only by Escrow Agent. Interest earned on the Escrow Funds (the "Interest") shall be payable to Herrick and Huntingdon, pro rata base on the amount of Escrow Funds distributed to such party. All Interest or earnings on the Escrow Funds will be chargeable to Herrick and Huntingdon, as applicable, for tax purposes. Escrow Agent will not be responsible for any loss incurred as a result of any deposits or investments made in accordance with this
Section 2(b).

      3. Release from Escrow; Escrow Period. On the Redemption Date and without any further action by the parties hereto, the Escrow Agent shall distribute (A) the Herrick Escrow Funds and Interest thereon to Herrick and the Herrick Stock Certificates to the Company, and (B) the Huntingdon Escrow Funds and Interest thereon to Huntingdon and the Huntingdon Stock Certificates to the Company.

      4. Duties and Responsibilities of the Escrow Agent.

            (a) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall be under no obligation to refer to any documents between or among the parties related in any way to this Escrow Agreement.

            (b) The Escrow Agent's only obligations hereunder, and the only acts the Escrow Agent shall take hereunder, is to hold in escrow the Escrow Funds (including Interest), the Herrick Stock Certificates and the Huntingdon Stock Certificates (collectively, the "Escrow Items") and to release the Escrow Items only in accordance with Section 3 of this Agreement. The Escrow Agent may rely and shall be protected in acting upon the written instructions by the Company, Herrick and Huntingdon furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party.

            (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct was the cause of any loss to the Company, Herrick or Huntingdon. The Escrow Agent may consult with counsel of its own choice and, at its option, may act as its own counsel in connection herewith.

      5. Indemnification. The Company, Herrick and Huntingdon hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with this Escrow Agreement and carrying out its duties hereunder, including, without limitation, reasonable attorneys' fees and other costs and expenses of defending itself against any claim of liability, except to the extent such loss, liability or expense is the result of the Escrow Agent's willful misconduct; provided, however, that the foregoing provisions of this Section 5 shall not affect the rights and remedies of the Company, Herrick and Huntingdon as against each other. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      6. Notices. All notices and communications hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, air courier, personal delivery or verified facsimile, as follows:

            If to the Escrow Agent:    Blank Rome LLP
                                       405 Lexington Avenue
                                       New York, New York 10174
                                       Attn:  Robert J. Mittman, Esq.
                                       Facsimile: (212) 885-5001

            If to the Company:         MediaBay, Inc.
                                       2 Ridgedale Avenue
                                       Cedar Knolls, New Jersey  07962
                                       Attention: Chief Executive Officer and
                                                  Chief Financial Officer
                                       Telephone: (973) 539-9528
                                       Facsimile: (973) 539-1273

            If to Herrick:             Norton Herrick
                                       2 Ridgedale Avenue
                                       Cedar Knolls, New Jersey  07962
                                       Telephone: (973) 539-1390
                                       Facsimile: (973) 539-0596

            If to Huntingdon:          Huntingdon Corporation
                                       2 Ridgedale Avenue
                                       Cedar Knolls, New Jersey  07962
                                       Attn:  Norton Herrick
                                       Telephone: (973) 539-1390
                                       Facsimile: (973) 539-0596

or to such other address as any of the above may have furnished to the other parties in writing by certified or registered mail, return receipt requested, air courier, personal delivery, or verified facsimile, and any such notice or communication given in the manner specified in this Section 6 shall be deemed to have been duly given on the date received by the recipient party. In the event that the Escrow Agent, in its sole discretion, shall determine that any emergency exists, the Escrow Agent may use such other means of communications, as the Escrow Agent deems advisable.

      7. Amendment. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties to be charged with such waiver, alteration, amendment or supplement.

      8. Binding Agreement. This Escrow Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10. Conflict Waiver. The parties hereto acknowledge and agree that the Escrow Agent currently represents and may continue to represent the Company, Herrick and Huntingdon. The parties hereto waive the right to raise any claim of conflict or any claim of a similar nature in connection with such representation.

      11. Governing Law; Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought exclusively in the Federal or state courts located in the State of New York, County of New York. With respect to any action brought hereunder in said courts, each party hereto (a) irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and (b) irrevocably consents to service of process in any manner permitted by applicable law and consents to the jurisdiction of said courts.

                           - SIGNATURE PAGE FOLLOWS -

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                        MediaBay, Inc.


                                        By: /s/ Jeffrey A. Dittus
                                            ------------------------------------
                                            Name: Jeffrey A. Dittus
                                            Title: Chief Executive Officer


                                        Huntingdon Corporation


                                        By: /s/ Norton Herrick
                                            ------------------------------------
                                            Name: Norton Herrick
                                            Title: President


                                            /s/ Norton Herrick
                                            ------------------------------------
                                            NORTON HERRICK


                                        ESCROW AGENT:


                                        BLANK ROME LLP


                                        By: /s/ Brad L. Shiffman
                                            ------------------------------------
                                            Brad L. Shiffman, Partner

                                    EXHIBIT D

                       Registration Rights Agreement No. 1

See Exhibit No. 4.3

                                    EXHIBIT E

                       Registration Rights Agreement No. 2

See Exhibit No. 4.4